As filed with the Securities and Exchange Commission on January 25, 2024

No. 333-275207

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 5

TO

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ANDRETTI ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Cayman Islands*	6770	98-1578373
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

7615 Zionsville Road Indianapolis, Indiana 46268 (317) 872-2700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

William M. Brown

President & Chief Financial Officer

7615 Zionsville Road

Indianapolis, Indiana 46268

(646) 200-8876

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Raphael M. Russo, Esq. Paul, Weiss, Rifkind, Wharton & Garrison LLP 1285 Avenue of the Americas New York, NY 10019 (212) 373-3000	Stacie S. Aarestad William R. Kolb Foley Hoag LLP 155 Seaport Boulevard Boston, Massachusetts 02210-2600 (617) 832-1000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction.

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)   ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

*

Immediately prior to the consummation of the Merger (as defined below) (the “Closing”) described in the proxy statement/prospectus, Andretti Acquisition Corp. (the “SPAC”) intends to effect a deregistration under the applicable provisions of the Cayman Islands Companies Act (As Revised) (“Companies Act”) and a domestication under Section 388 of the Delaware General Corporation Law (“DGCL”), pursuant to which the SPAC’s jurisdiction of incorporation will be changed from the Cayman Islands to the State of Delaware (the “Domestication”). All securities being registered will be issued by the continuing entity following the Domestication, which will be renamed “Zapata Computing Holdings Inc.” in connection with the Merger, as further described in the proxy statement/prospectus. Unless otherwise stated in this proxy statement/prospectus or the context otherwise requires, references to “registrant,” “our,” “we” or “us” refer, prior to the Merger, to the SPAC and, following the Domestication and the Merger, to Zapata Computing Holdings Inc., which we also refer to as the “Surviving Company” or the “Company.”

EXPLANATORY NOTE

Andretti Acquisition Corp. is filing this Amendment No. 5 to its registration statement on Form S-4 (File No. 333-275207) (the “Registration Statement”) as an exhibits-only filing. Accordingly, this amendment consists only of the facing page, this explanatory note, Item 21 of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

Item 21. Exhibits and Financial Statement Schedules

Exhibit Number	Exhibit Description

2.1#	Business Combination Agreement, dated as of September 6, 2023, by and among the SPAC, Tigre Merger Sub, Inc. and Zapata Computing, Inc. (included as Annex A to the proxy statement/prospectus)

3.1#	Amended and Restated Memorandum and Articles of Association of Andretti Acquisition Corp. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed by the SPAC on January 19, 2022)

3.2#	Amendments to the Amended and Restated Memorandum and Articles of Association of Andretti Acquisition Corp.

3.3#	Proposed Certificate of Incorporation of Zapata Computing Holdings Inc. (included as Annex A-A to the proxy statement/prospectus)

3.4#	Proposed Bylaws of Zapata Computing Holdings Inc. (included as Annex A-B to the proxy statement/prospectus)

4.1#	Public Warrant Agreement, dated as of January 12, 2022, by and between Andretti Acquisition Corp. and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed by the SPAC on January 19, 2022)

4.2#	Private Warrant Agreement, dated as of January 12, 2022, by and between Andretti Acquisition Corp. and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K filed by the SPAC on January 19, 2022)

5.1#	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP as to the validity of the securities being registered

8.1#	Tax Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP

10.1#	Amended and Restated Sponsor Support Agreement (included as Annex B to the proxy statement/prospectus)

10.2#	Form of Lock-Up Agreement (Common Stockholders) (included as Annex A-E-1 to the proxy statement/prospectus)

10.3#	Form of Lock-Up Agreement (Preferred Stockholders) (included as Annex A-E-2 to the proxy statement/prospectus)

10.4#	Form of Registration Rights Agreement (included as Annex A-D to the proxy statement/prospectus)

10.5†#	Form of Equity Incentive Plan (included as Annex A-F to the proxy statement/prospectus)

10.6†#	Form of Employee Stock Purchase Plan (included as Annex A-G to the proxy statement/prospectus)

10.7†#	Zapata Computing, Inc. 2018 Stock Incentive Plan

10.8#	Lease, dated May 30, 2019, by and between BP Federal Street LLC and Zapata Computing, Inc.

10.9#	Term Sheet Agreement and Sublease, dated June 27, 2022, by and between Zapata Computing Canada, Inc., Zapata Computing, inc. and EQ Building Performance, including Sublease Consent Agreement, dated August 5, 2022, by and among 1239079 Ontario Limited, EQ Building Performance, Zapata Computing Canada, Inc. and Zapata Computing, Inc.

10.10†#	Employment Agreement, dated as of March 15, 2018, by and between Zapata Computing, Inc. and Christopher Savoie

10.11†#	Offer Letter, dated January 21, 2021, by and between Zapata Computing, Inc. and Mimi Flanagan

10.12†#	Amended and Restated Employment Agreement, dated June 1, 2019, by and between Zapata Computing, Inc. and Yudong Cao

10.13†#	Form of Indemnification Agreement

10.14†#	Form of Zapata Computing, Inc. Independent Director Consulting Agreement

10.15#	Managed Services Agreement, dated October 1, 2022, by and between Zapata Computing, Inc. and Andretti Autosport Holding Company, LLC f/k/a Andretti Autosport Holding Company, Inc., including Purchase Order, as amended.

Exhibit Number	Exhibit Description

10.16#	Amendment No. 1 to Managed Services Agreement, dated as of October 10, 2023, by and between Zapata Computing, Inc. and Andretti Autosport Holding Company, LLC

10.17#	Zapata Enterprise Solution Subscription Agreement, dated February 10, 2022, by and between Zapata Computing, Inc. and Andretti Autosport Holding Company, Inc.

10.18#	Sponsorship Agreement, dated February 10, 2022, by and between Zapata Computing, Inc. and Andretti Autosport Holding Company, Inc.

10.19#	First Amendment to Sponsorship Agreement, dated May 21, 2022, by and between Zapata Computing, Inc. and Andretti Autosport Holding Company, Inc.

10.20+#	Technology Investment Agreement by and between Zapata Computing, Inc. and The Defense Advanced Research Projects Agency, dated as of March 1, 2022.

10.21+#	Purchase Order Number A000746416 by and between Zapata Computing, Inc. and L3Harris Technologies, Inc., dated as of November 1, 2023.

10.22#	Senior Secured Note Purchase Agreement, dated as of December 15, 2023, by and among Zapata Computing, Inc., Zapata Government Services, Inc., the individuals and entities who become parties thereto and Acquiom Agency Services LLC in its capacity as collateral agent.

10.23+#	Security Agreement, dated as of December 15, 2023, by and between Zapata Computing Inc., Zapata Government Services, Inc. and Acquiom Agency Services LLC in its capacity as collateral agent.

10.24#	Purchase Agreement, dated as of December 19, 2023, among Andretti Acquisition Corp., Zapata Computing, Inc. and Lincoln Park Fund, LLC.

10.25#	Registration Rights Agreement, dated as of December 19, 2023, among Andretti Acquisition Corp., Zapata Computing, Inc. and Lincoln Park Fund, LLC.

23.1#	Consent of Marcum LLP, independent registered public accounting firm

23.2#	Consent of Deloitte & Touche LLP

23.3#	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibit 5.1)

23.4#	Consent of Kroll, LLC, operating through its Duff & Phelps Opinions Practice

24.1#	Powers of Attorney (included on signature page to the initial filing of this registration statement)

99.1#	Form of Proxy Card

99.2	Consent of William M. Brown to be named as a Director

99.3	Consent of Christopher Savoie to be named as a Director

99.4	Consent of Clark Golestani to be named as a Director

99.5	Consent of Dana Jones to be named as a Director

99.6	Consent of Jeffrey Huber to be named as a Director

99.7	Consent of William Klitgaard to be named as a Director

99.8	Consent of Raj Ratnakar to be named as a Director

107#	Filing Fee Table

101.INS#	XBRL Instance Document

101.SCH#	XBRL Taxonomy Extension Schema Document

101.CAL#	XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF#	XBRL Taxonomy Extension Definition Linkbase Document

101.LAB#	XBRL Taxonomy Extension Label Linkbase Document

101.PRE#	XBRL Taxonomy Extension Presentation Linkbase Document

#	Previously filed
†	Indicates management contract or compensatory plan.
+

Certain portions of this Exhibit have been omitted in accordance with Regulation S-K Item 601 because they are both (i) not material to investors and (ii) the type of information that the Registrant customarily and actually treats as private or confidential.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Indianapolis, Indiana, on the 25th day of January, 2024.

ANDRETTI ACQUISITION CORP.

By:	/s/ William J. Sandbrook
Name:	William J. Sandbrook
Title:	Co-Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ William J. Sandbrook	Co-Chief Executive Officer, Chairman of the Board of Directors and Director (Principal Executive Officer)	January 25, 2024
William J. Sandbrook

*	Co-Chief Executive Officer and Director	January 25, 2024
Michael M. Andretti

*	President and Chief Financial Officer, (Principal Financial and Accounting Officer)	January 25, 2024
William M. Brown

*	Director	January 25, 2024
Zakary C. Brown

*	Director	January 25, 2024
James W. Keyes

*	Director	January 25, 2024
Cassandra S. Lee

*	Director	January 25, 2024
Gerald D. Putman

*	Director	January 25, 2024
John J. Romanelli

* By:	/s/ William J. Sandbrook
Name:	William J. Sandbrook
Title:	Attorney-in-Fact

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